Exhibit 16

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that the undersigned officers and/or trustees of Apollo Debt Solutions BDC, a Delaware statutory trust (the “Company”), do hereby constitute and appoint each of Earl Hunt, Eric Rosenberg, Kristin Hester, Ryan Del Giudice and Adam Eling as his or her true and lawful attorneys and agents, with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officers and/or trustees, (i) a registration statement on Form N-14 of the Company, including any pre-effective amendments and/or any post-effective amendments thereto, and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Company or the registration or offering of the Company’s common shares, preferred shares, debt securities, warrants, subscription rights and units, granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises, and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents or (ii) any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by the undersigned.

IN WITNESS WHEREOF, I have executed this instrument as of the 12th day of September, 2025.

/s/ Earl Hunt Earl Hunt	Trustee, Chief Executive Officer and Chairperson

/s/ Eric Rosenberg Eric Rosenberg	Chief Financial Officer

/s/ Kristin Hester Kristin Hester	Chief Legal Officer and Secretary

/s/ Ryan Del Giudice Ryan Del Giudice	Chief Compliance Officer

/s/ Adam Eling Adam Eling	Chief Operating Officer

/s/ Meredith Coffey Meredith Coffey	Trustee

/s/ Christine Gallagher Christine Gallagher	Trustee

/s/ Michael Porter Michael Porter	Trustee

/s/ Carl J. Rickertsen Carl J. Rickertsen	Trustee

/s/ Sheryl Schwartz Sheryl Schwartz	Trustee